Exhibit 31.01

CERTIFICATION FOR FORM 10-K

I, Michael J. Mendes, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 10-K of Diamond Foods, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Michael J. Mendes
Name:	Michael J. Mendes
Title:	Chairman of the Board, President and Chief Executive Officer

Date: November 28, 2011